Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Center Bancorp, Inc.
Union, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8, of our reports dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Center Bancorp, Inc. appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Beard Miller Company LLP
Reading, Pennsylvania
June 18, 2009